UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 18, 2022

Zymergen Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-40354	46-2942439
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5959 Horton Street, Suite 700

Emeryville CA 94608

(Address of Principal Executive Offices) (Zip Code)

(415) 801-8073

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ZY	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On October 19, 2022, Ginkgo Bioworks Holdings, Inc., a Delaware corporation (“Parent”), completed the previously announced acquisition of Zymergen Inc., a Delaware public benefit corporation (“Zymergen” or the “Company”), pursuant to the Agreement and Plan of Merger, dated as of July 24, 2022 (the “Merger Agreement”), by and among the Company, Parent and Pepper Merger Subsidiary Inc., a Delaware corporation and indirect wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, at the Effective Time, and upon the terms and subject to the conditions set forth therein, Merger Sub was merged with and into the Company, with the Company surviving as an indirect wholly owned subsidiary of Parent (the “Merger”). Capitalized terms used herein but not otherwise defined have the respective meanings set forth in the Merger Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note, Item 3.01, Item 5.01, Item 5.02, Item 5.03 and Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

At the Effective Time, and as a result of the Merger:

•

each share of common stock, par value $0.001 per share, of the Company (the “Company Common Stock”), issued and outstanding immediately prior to the Effective Time, other than shares (i) held by Zymergen as treasury stock; (ii) owned by Parent or Merger Sub; or (iii) owned by any direct or indirect wholly owned subsidiary of Parent or Merger Sub as of immediately prior to the Effective Time, was automatically cancelled, extinguished and converted into the right to receive 0.9179 of a share of Parent Class A Common Stock (the “Merger Consideration”);

•

each option to purchase shares of Company Common Stock (each, a “Company Option”), with an exercise price per share less than the Merger Consideration Value (as defined below) that was outstanding as of immediately prior to the Effective Time, whether vested or unvested, was cancelled and converted into the right to receive a number of shares of Parent Class A Common Stock equal to the Option Consideration Value (as defined below) with respect to such Company Option divided by the Parent Class A Share Price, and cash in lieu of any fractional share, without interest. “Option Consideration Value” means an amount, without interest, equal to the product of (i) the excess of (A) the Merger Consideration Value over (B) the exercise price per share of such Company Option, and (ii) the total number of Company Common Stock issuable upon exercise in full of such Company Option. “Merger Consideration Value” means an amount (rounded down to the nearest whole cent) equal to the product of (x) the Merger Consideration and (y) the Parent Class A Share Price. “Parent Class A Share Price” means the volume-weighted average price of Parent Class A Common Stock on the New York Stock Exchange for the period of five consecutive trading days ending on and including the second full trading day prior to the Effective Time;

•	each Company Option with an exercise price per share equal to or greater than the Merger Consideration Value was cancelled for no consideration;

•

each outstanding award of Company restricted stock units (“Company RSUs”) outstanding as of immediately prior to the Effective Time that was vested (including after giving effect to any acceleration of vesting to which the Company RSU was entitled as of immediately prior to the Effective Time as disclosed to Parent) was cancelled and converted into and became a right to receive the Merger Consideration for each such Company RSU and cash in lieu of any fractional share, without interest;

•

each Company RSU outstanding as of immediately prior to the Effective Time that was unvested was cancelled and converted into a restricted stock unit award of Parent (such restricted stock units, “Parent RSUs”) with respect to the number of shares of Parent Class A Common Stock that is equal to the product of (i) the number of shares of Company Common Stock subject to such unvested Company RSU as of immediately prior to the Effective Time, and (ii) the Merger Consideration, rounded down to the nearest whole share, which such Parent RSU will be subject to the same vesting terms and conditions applicable to the Company RSU to which it relates as of immediately prior to the Effective Time, including any applicable vesting acceleration provisions in connection with such holder’s termination of employment or service, but otherwise will be subject to the terms and conditions of the Parent’s 2021 Incentive Award Plan; and

•

each share of Company Common Stock that was (i) held by the Company as treasury stock; (ii) owned by Parent or Merger Sub; or (iii) owned by any direct or indirect wholly-owned Subsidiary of Parent or Merger Sub as of immediately prior to the Effective Time was automatically cancelled and extinguished without any conversion thereof or consideration paid therefor.

The foregoing description of the Merger Agreement and the transactions contemplated thereby including the Merger does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which was attached as Exhibit 2.1 to Zymergen’s Current Report on Form 8-K filed with the United States Securities and Exchange Commission (the “SEC”) on July 25, 2022, the terms of which are incorporated herein by reference.

Item 2.05	Costs Associated with Exit or Disposal Activities.

On October 18, 2022, the Company announced a further reduction in force (the “October 2022 Reduction in Force”) that is expected to result in the termination of approximately 110 employees. The Company estimates it will incur cash-based severance costs of approximately $7.9 million related to the October 2022 Reduction in Force and an aggregate of approximately $15.3 million in cash-based severance costs when combined with the initial reductions in force that were announced on July 25, 2022 and August 25, 2022. The Company also expects to incur stock-based compensation and employee restructuring costs related to the October 2022 Reduction in Force, the amount of which has not yet been estimated.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

On the Closing Date, in connection with the consummation of the Merger, Zymergen notified the Nasdaq Stock Market (“NASDAQ”) that the Merger had been consummated and requested that the trading of the shares of Company Common Stock on NASDAQ be suspended on the same day and that the listing of the shares of Company Common Stock on the NASDAQ be withdrawn on that day. In addition, Zymergen requested that NASDAQ file with the SEC a notification on Form 25 to report the delisting of its shares from NASDAQ and to deregister its shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Zymergen intends to file with the SEC a Form 15 requesting the termination of registration of the Company Common Stock under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Section 13 and Section 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note, Item 2.01, Item 3.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

The information set forth in the Introductory Note, Item 2.01, Item 3.01, Item 5.02 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the consummation of the Merger, a change of control of Zymergen occurred and Zymergen became an indirect, wholly owned subsidiary of Parent.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

At the Effective Time, pursuant to the terms of the Merger Agreement, each of Jay Flatley, Sandra Peterson, Steven Chu, Zach Serber, Travis Murdoch, Matt Ocko, Rohit Sharma and Christine Gorjanc, each a director of Zymergen as of immediately prior to the Effective Time, ceased to be a director of Zymergen, as the surviving entity of the Merger. At the Effective Time, pursuant to the terms of the Merger Agreement, each of Jason Berndt, Austin Che and Anna Marie Wagner became a director of Zymergen, as the surviving entity of the Merger.

In connection with the October 2022 Reduction in Force, each of Jay Flatley and Enakshi Singh, the Company’s Acting Chief Executive Officer and Chief Financial Officer, respectively, will cease service as officers of the Company effective as of October 18, 2022 and November 1, 2022, respectively, and are expected to remain as employees of the Company for a two-month notice period thereafter. In connection with her separation from employment and subject to her execution and non-revocation of a general release of claims, Ms. Singh will be entitled to (i) payment of a cash amount equal to 12 months of her base salary, plus 100% of her target annual bonus, (ii) continued payment of the company portion of the premiums required for continued healthcare coverage for Ms. Singh and her eligible dependents for up to 12 months, and (iii) full vesting of all of her outstanding equity awards; provided that such payments will be reduced by amounts paid during the notice period. Mr. Flatley will not receive any additional payment in connection with his separation from employment following the notice period.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

In connection with the completion of the Merger, on the Closing Date, Zymergen filed with the Secretary of State of the State of Delaware the certificate of merger relating to the Merger. In connection with the completion of the Merger and pursuant to the Merger Agreement, at the Effective Time, Zymergen’s certificate of incorporation was amended and restated in its entirety as the certificate of incorporation in the form set forth in Exhibit A to the Merger Agreement. In connection with the completion of the Merger and pursuant to the Merger Agreement, at the Effective Time, the bylaws of Merger Sub as in effect immediately prior to the Effective Time became the bylaws of Zymergen as the surviving entity. Copies of Zymergen’s amended and restated certificate of incorporation and bylaws are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 8.01	Other Events

On October 19, 2022, Ginkgo and Zymergen issued a joint press release announcing completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 24, 2022, by and among Zymergen Inc., a Delaware public benefit corporation, Ginkgo Bioworks Holdings, Inc., a Delaware corporation, and Pepper Merger Subsidiary Inc., a Delaware corporation (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed July 25, 2022).

3.1	Sixth Amended and Restated Certificate of Incorporation of Zymergen Inc.

3.2	Second Amended and Restated Bylaws of Zymergen Inc.

99.1	Joint Press Release, dated October 19, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zymergen Inc.

Date: October 19, 2022	By:	/s/ Enakshi Singh
	Name:	Enakshi Singh
	Title:	Chief Financial Officer